Exhibit 99.1

Idera Pharmaceuticals Announces Appointment of Dr. Maxine Gowen to its Board of Directors

Cambridge, MA and Exton, PA — January 6, 2016 — Idera Pharmaceuticals, Inc. (NASDAQ: IDRA), a clinical-stage biopharmaceutical company developing toll-like receptor and RNA therapeutics for patients with cancer and rare diseases, today announced that Maxine Gowen, Ph.D., joined its Board of Directors, effective January 4, 2016.

Dr. Gowen is the founding President and Chief Executive Officer of Trevena, Inc.  Prior to leading Trevena, Dr. Gowen held a variety of leadership roles at GlaxoSmithKline (GSK) over a period of fifteen years.  Dr. Gowen also held a tenured academic position in the School of Pharmacology, University of Bath, UK.  Dr. Gowen earned her Bachelor’s degree in Biochemistry from the University of Bristol, UK, her Ph.D. in Cell Biology from the University of Sheffield, UK and earned her MBA from the Wharton School of the University of Pennsylvania.  Dr. Gowen also serves on the Board of Directors of Akebia Therapeutics and the state and national biotechnology industry associations, PA BIO and BIO.

“I would like to welcome Maxine to the Idera Board, stated Jim Geraghty, Chairman of Idera’s Board of Directors. “The addition of Maxine significantly strengthens our Board’s ability to guide Idera’s strategic clinical development endeavors through her vast industry drug development and leadership experience.”

“Maxine brings a wealth of industry knowledge and experience along with organization leadership, which further enhances our Board’s ability to help guide Idera into the future as we continue our transition towards becoming a company focused on delivering approved therapies for patients suffering from certain cancers and rare diseases,” stated Vincent Milano, Idera’s Chief Executive Officer.  “I welcome Maxine to our board and we are looking forward to working closely with her to help mold Idera’s bright future.”

About Idera Pharmaceuticals

Idera Pharmaceuticals is a clinical-stage biopharmaceutical company developing novel nucleic acid-based therapies for the treatment of certain cancers and rare diseases. Idera’s proprietary technology involves using a TLR-targeting technology, to design synthetic oligonucleotide-based drug candidates to act by modulating the activity of specific TLRs. In addition to its TLR programs, Idera is developing a third generation antisense technology platform that it has created using its proprietary technology to inhibit the production of disease-associated proteins by targeting RNA. To learn more about Idera, visit www.iderapharma.com.

Investor and Media Contact

Robert Doody

Vice President, Investor Relations and Corporate Communications

Office: 617-679-5515

Mobile: 484-639-7235

rdoody@iderapharma.com

About Idera Pharmaceuticals, Inc.

Idera’s technology platform involves creating novel synthetic RNA- and DNA-based compounds to modulate immune responses. Idera has applied this platform to develop proprietary Toll-like receptor (TLR) antagonists as immunomodulatory drug candidates. Toll-like receptor antagonists block the over-activation of immune factors which can cause a range of pathological effects. Idera is conducting clinical development of TLR antagonists in autoimmune and inflammatory diseases, and in certain genetically defined forms of B-cell lymphoma. More information on Idera is available at www.iderapharma.com.

Forward Looking Statements

This press release includes statements concerning Idera Pharmaceuticals, Inc. and its future expectations, plans and prospects that constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “should,” “could,” “will,” “may,” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Idera’s actual results to differ materially from those indicated by such forward-looking statements, including whether results obtained in early research, preclinical studies and clinical trials will be indicative of the results that will be generated in future preclinical and clinical studies; whether regulatory submissions will be made when anticipated; whether products based on Idera’s technology will advance into or through the clinical trial process on a timely basis or at all and receive approval from the FDA or equivalent foreign regulatory agencies; whether, if the Company’s products receive approval, they will be successfully distributed and marketed; and such other important factors as are set forth under the caption “Risk Factors” in Idera’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, which important factors are incorporated herein by reference. Idera disclaims any intention or obligation to update any forward-looking statements.

Source: Idera Pharmaceuticals, Inc.

Idera Pharmaceuticals, Inc.

Lou Arcudi, 617-679-5517

larcudi@iderapharma.com